Exhibit 99.1

Structure Therapeutics Reports Positive Clinical Data Across
Oral Small Molecule Amylin and GLP-1 Programs for Chronic Weight Management

ACCG-2671 (oral small molecule amylin receptor agonist) demonstrated a ~6-day half-life, no serious adverse events, and evidence of target engagement including up to 3.3% body weight loss in Phase 1/2a SAD clinical trial

First participants dosed with ACCG-2671 in the 12-week MAD portion of the Phase 1/2a clinical trial; topline data expected in 1H 2027

Aleniglipron (oral small molecule selective GLP-1 receptor agonist) demonstrated up to 16.2% mean reduction in body weight at 72 weeks with no observed plateau, and improved tolerability with a 2.5 mg starting dose, including less than 5% study-drug discontinuation rates due to adverse events in the ACCESS OLE clinical trial

ACCOMPLISH-1 and ACCOMPLISH-2 registrational Phase 3 clinical trials for aleniglipron enrollment ongoing; topline data expected in 2H 2028

Company to host conference call today at 8:30 a.m. ET

SAN FRANCISCO, September 8, 2026 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, with a focus on chronic weight management, today reported positive clinical trial results from its two lead product candidates: ACCG-2671, an oral, non-peptide, small molecule dual amylin and calcitonin receptor agonist (DACRA), and aleniglipron, an oral, non-peptide, small molecule glucagon-like peptide-1 (GLP-1) receptor agonist.

Structure announced positive topline data for ACCG-2671 in a Phase 1/2a single ascending dose (SAD) trial in healthy participants without obesity. In the SAD trial, ACCG-2671 demonstrated a long half-life of approximately 6 days supporting potential once-weekly dosing, with no serious adverse events (SAEs) or events of liver enzyme elevations. Exploratory findings showed pharmacodynamic (PD) activity and evidence of target engagement, including a 3.3% mean reduction in body weight following a single dose, as well as an encouraging decrease in CTX-1, a biomarker of bone resorption relevant to bone health. Based on these encouraging findings, the Company has initiated the multiple ascending dose (MAD) portion of the Phase 1/2a clinical trial with topline data expected in the first half of 2027.

Structure also reported positive 72-week results for aleniglipron in the ACCESS open-label extension (OLE) clinical trial. Participants receiving the 180 mg dose of aleniglipron achieved up to 16.2% body weight loss at 72 weeks, with no evidence of a plateau in weight loss. Compared with ACCESS participants who previously initiated dosing with a 5 mg starting dose, placebo participants who crossed over to aleniglipron in the OLE started with a lower 2.5 mg dose and demonstrated improved tolerability. Across all dose groups, fewer than 5% of participants discontinued treatment due to adverse events, and no off-target safety signals were observed. These results reinforce aleniglipron’s previously observed clinical profile, with consistent, potentially best-in-class weight loss and favorable tolerability, further supporting the ongoing Phase 3 ACCOMPLISH program which initiated in August 2026.

“ACCG-2671 represents the first reported clinical data for an oral small molecule amylin receptor agonist, and we believe its initial observed clinical profile is quite unique,” said Raymond Stevens, Ph.D., Chief Executive Officer of Structure Therapeutics. “In addition, the 72-week OLE results demonstrate aleniglipron’s exceptional consistency and potential for a best-in-class oral small molecule weight loss profile, particularly when considering a short exposure period at the top dose in our dose range finding study. The Phase 3 clinical trial now underway puts Structure in a very strong position to be highly competitive. There remains a clear need for oral therapies that have the potential to combine greater convenience with scalable and cost-effective manufacturing, broaden access and choices for the large and diverse worldwide population living with obesity.”

Blai Coll, M.D., Ph.D., Chief Medical Officer of Structure Therapeutics, added, “The early results of ACCG-2671 represent an innovative step in targeting the amylin mechanism. In the SAD clinical trial, ACCG-2671 exceeded our expectations with its significant potency along with a prolonged half-life enabling the potential for once weekly dosing. The 3.3% body weight reduction and bone health biomarker changes after a single dose are also very encouraging signs of target engagement, and we are excited to be enrolling our 12-week MAD clinical trial of ACCG-2671 in participants living with obesity.”

Dr. Coll continued, “We are equally encouraged by the OLE results, which reinforce aleniglipron’s consistent and potentially class-leading weight loss profile. Participants achieved up to 16.2% body weight loss at 72 weeks with no evidence of weight loss plateau, and fewer than 5% discontinued treatment due to adverse events. Together, these results demonstrate exciting momentum across two complementary oral small molecule programs with the potential to meaningfully expand treatment options for chronic weight management.”

ACCG-2671 (Oral Small Molecule DACRA): Phase 1 SAD Topline Clinical Trial Results

The SAD portion of the Phase 1/2a clinical trial evaluated the safety, tolerability, pharmacokinetics (PK) and exploratory PD effects of ACCG-2671 in 31 healthy adult participants without obesity. A wide range of doses were explored in this first-in-human study to inform the appropriate starting dose and titration regimen for the MAD study. Participants received a single dose of 1, 2, 5, or 10 mg of ACCG-2671 or placebo.

ACCG-2671 demonstrated a favorable plasma PK profile showing rapid absorption with Tmax at 1 – 1.5 hours. Exposure was consistent with dose proportionality, and the terminal half-life was approximately 6 days supporting further evaluation of daily and weekly dosing.

ACCG-2671 was generally well tolerated with a favorable safety profile. There were no SAEs, no drug related treatment-emergent adverse events (TEAEs) leading to treatment discontinuation, and no events of drug-induced liver injury. No nausea or vomiting was reported in the placebo, 1 mg or 2 mg dose cohorts. Dose-related gastrointestinal events emerged at 5mg, with nausea (4/5 participants) and vomiting (3/5 participants), and at 10 mg (6/6 participants). These findings informed the starting doses and gradual titration strategies currently being evaluated in the ongoing MAD clinical trial.

Exploratory findings with a single dose of ACCG-2671 indicated encouraging and early PD activity. A single 10 mg dose (n=6) was associated with mean body weight reductions of 3.3% at Day 24. CTX-1, a well-recognized biomarker of bone resorption, decreased by approximately 60% on Day 2 across the active dose cohorts. Together, these findings provide evidence of target engagement and support further evaluation of ACCG-2671 as a potential monotherapy as well as part of combination regimens.

Structure has begun dosing in the MAD portion of the ongoing Phase 1/2a study of ACCG-2671. The randomized, placebo-controlled MAD portion will evaluate the safety, tolerability and PK of multiple ascending oral doses of ACCG-2671 administered for 84 days across five cohorts of participants living with obesity. The clinical trial will evaluate different doses and titration regimens, dosing frequencies, with daily and weekly dosing regimens, and includes a cohort of participants receiving a stable dose of an injectable GLP-1 receptor agonist, providing an initial assessment of ACCG-2671 when administered in combination with a GLP-1 receptor agonist. The encouraging SAD results observed to date, together with the data from the ongoing MAD clinical trial, could further establish ACCG-2671’s potential as a differentiated and valuable treatment option, both as monotherapy and combination therapy with GLP-1 receptor agonists. Topline data for the MAD portion of the Phase 1/2a clinical trial are expected in the first half of 2027.

Aleniglipron (Oral Small Molecule Selective GLP-1 Receptor Agonist): ACCESS OLE Results

The ACCESS OLE clinical trial is a prespecified 36-week extension of the Phase 2b ACCESS clinical trial (NCT06693843) designed to evaluate the longer-term safety and tolerability of aleniglipron and the durability of weight loss through 72 weeks of treatment. 87% of eligible participants who completed the initial 36-week double-blind treatment period in ACCESS entered the OLE. Participants continued once-daily treatment in the OLE trial, with doses titrated every four weeks, while participants originally assigned to placebo crossed over to aleniglipron at Week 36 starting with a lower 2.5 mg dose. The OLE also evaluated whether the lower starting dose improved gastrointestinal tolerability. Since participants were titrated to the highest dose of 180 mg after Week 60, this resulted in relatively limited exposure to the 180 mg dose by Week 72.

Most participants enrolled in the OLE portion of the study completed the 72 weeks on treatment. Building on previously reported interim results from the ACCESS OLE at 56 weeks in March 2026, aleniglipron demonstrated continued weight reduction at 72 weeks. Participants originally randomized to the 45 mg, 90 mg and 120 mg arms in the ACCESS trial who continued into the OLE and dosed up to 180 mg, achieved weight loss of 11.6%, 14.4% and 16.2%, respectively, with no evidence of weight loss plateau in the two top doses. More than one-third of participants in the highest dose cohorts, 90 mg and 120 mg, achieved more than 20% body weight reduction, with mean absolute body weight loss of 35.9 and 40.5 pounds, respectively.

Participants, who were originally assigned to placebo in the ACCESS clinical trial and crossed over into the OLE at week 36, started with a 2.5 mg dose of aleniglipron, titrated every four weeks and achieved weight loss of 9.0%, or 22.7 pounds, after 36 weeks of treatment.

Aleniglipron’s safety and tolerability profile remained consistent through 72 weeks. Treatment discontinuations due to TEAEs occurred in fewer than 5% of participants in the OLE. Placebo participants who crossed over into the OLE with a 2.5 mg starting dose and were gradually up-titrated every four weeks to 180 mg demonstrated improved gastrointestinal tolerability compared with the 5 mg starting dose in the double-blind portion of ACCESS.

There were no cases of drug-induced liver injury and all observed liver-enzyme elevations resolved without treatment discontinuation consistent with prior aleniglipron clinical trials.

The efficacy seen in the 72-week OLE trial, especially given that participants were titrated to the highest 180 mg dose at approximately Week 60 and most dose groups had not yet reached an efficacy plateau, demonstrated aleniglipron’s durable, clinically meaningful and competitive weight reduction and a consistent and promising long-term safety and tolerability profile, reinforcing its potential as a differentiated once-daily oral GLP-1 receptor agonist for chronic weight management.

Aleniglipron is currently being evaluated in the ongoing Phase 3 ACCOMPLISH program, comprising two randomized, double-blind, placebo-controlled clinical trials. ACCOMPLISH-1 (NCT07654361) is enrolling up to 3,600 adults living with obesity or overweight with at least one weight-related comorbidity, while ACCOMPLISH-2 (NCT07654374) is enrolling up to 1,100 adults living with obesity or overweight and type 2 diabetes mellitus (T2DM). In both trials, participants will receive placebo or one of three aleniglipron maintenance doses, 45 mg, 90 mg or 180 mg, following a 2.5 mg starting dose and dose escalation at four-week intervals. The program is designed to evaluate the long-term efficacy and safety of aleniglipron and support global regulatory marketing applications for chronic weight management. We expect topline data in the second half of 2028.

Upcoming Milestones in Q4 2026

Additional clinical data expected in the fourth quarter of 2026 could further define aleniglipron’s differentiated clinical profile in terms of the quality of weight loss, treatment of patients with T2DM and the transition from approved injectable incretin medicines. Expected data readouts include:

•	Phase 2 Body Composition clinical trial (NCT07169942): Results from a 44-week study evaluating aleniglipron’s effects on body fat and overall body composition.
•	Phase 2 T2DM clinical trial (NCT07400588): Results in adults living with T2DM and obesity or overweight.
•	Phase 1 SWITCH clinical trial: Results evaluating the transition from approved injectable GLP-1 medicine to once-daily oral aleniglipron.

Conference Call and Webcast Information

Structure Therapeutics will host a conference call and webcast today, September 8, 2026 at 8:30 a.m. Eastern Time. A live webcast of the call will be available on the Investor Relations page of Structure Therapeutics’ website at https://ir.structuretx.com/events-presentations/events.

The webcast can also be accessed directly HERE.

To access the call by phone, participants should visit this link HERE to receive dial-in details.

The webcast will be made available for replay on Structure Therapeutics’ website beginning approximately two hours after the live event. The replay of the webcast will be available for at least 90 days.

About ACCG-2671

ACCG-2671 is an investigational, oral small molecule dual amylin and calcitonin receptor agonist being developed as a potential first-in-class oral amylin therapy for obesity and related metabolic diseases. Amylin is a clinically validated metabolic hormone that plays an important role in regulating appetite, food intake and body weight. Discovered through Structure Therapeutics’ structure-based drug discovery platform, ACCG-2671 is being evaluated in a Phase 1b/2a clinical program. Its oral small molecule profile could support development both as a monotherapy and as a potential combination backbone with GLP-1 receptor agonists and other metabolic therapies.

About Aleniglipron

Aleniglipron (GSBR-1290) is an investigational, once-daily, orally available small molecule agonist of the glucagon-like peptide-1 (GLP-1) receptor, a clinically validated target for the treatment of obesity and type 2 diabetes mellitus. Discovered through Structure Therapeutics’ structure-based drug discovery platform, aleniglipron was designed as a biased G protein-coupled receptor agonist that selectively activates the G-protein signaling pathway.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage oral small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more people living with obesity around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron, ACCG-2671 and any other of the Company’s investigational compounds; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; the belief that aleniglipron represents a potentially best-in-class small molecule GLP-1 agonist and has the potential to become a differentiated once-daily oral GLP-1 receptor agonist for chronic weight management; the belief that data to date from the Company’s trials support the ongoing Phase 3 ACCOMPLISH program; the belief that the Company is in a very strong position to be highly competitive; the belief that oral small molecules have the potential to combine convenient administration with scalable manufacturing; the belief that the Company’s oral amylin and GLP-1 programs have the potential to meaningfully expand treatment options for people living with obesity; the belief that ACCG-2671 represents a potentially first-in-class small molecule amylin agonist and its potential development as a monotherapy and as a complementary combination backbone with GLP-1 receptor agonists; and the expected timing of data results from the Phase 1/2a ACCG-2671 MAD trial, Phase 3 aleniglipron trials and other ongoing clinical trials. In addition, when or if used in this press release, the words and phrases “anticipated,” “believe,” “expect,” “may,” “on track,” “plan,” “potential,” “suggests,” “to be,” “to begin,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; potential delays in the commencement, enrollment and completion of the Company’s Phase 3 clinical program and other clinical studies; the Company’s ability to advance aleniglipron, ACCG-2671, ACCG-3535, LTSE-2578, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the Company’s ability to fund development activities and achieve development goals; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s latest Quarterly Report on Form 10-Q and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:
Corey Davis, Ph.D.
LifeSci Advisors, LLC
212-915-2577
cdavis@lifesciadvisors.com

Jennifer Robinson
Structure Therapeutics Inc.
Jennifer.Robinson@structuretx.com

Media:
Dan Budwick
1AB
Dan@1abmedia.com